SUB ITEM I

MFS Fundamental 130/30 Fund and MFS Commodity Strategy Fund, each a series of
 MFS Series Trust XV, were each established with nine classes of shares
(A, B, C, I, R1, R2, R3, R4, and W), as described in the Amendment dated August 13, 2008 to the Declaration of Trust contained in Post-Effective Amendment No. 30 to the Registration Statement (File Nos. 2-96738 and 811-4253), as filed with the Securities and Exchange Commission via EDGAR on October 10, 2008, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.